UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
washington, d.c. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 16, 2012

_______________________

CRYOLIFE, INC.
(Exact name of registrant as specified in its charter)
_________________________

Florida	1-13165	59-2417093
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1655 Roberts Boulevard, N.W., Kennesaw, Georgia  30144
(Address of principal executive office) (zip code)

Registrant's telephone number, including area code: (770) 419-3355

_____________________________________________________________
(Former name or former address, if changed since last report)

_________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2  Financial Information

Item 2.02  Results of Operations and Financial Condition.

On February 16, 2012, CryoLife, Inc. (“CryoLife” or the “Company”) issued a press release announcing its financial results for the quarter and year ended December 31, 2011. CryoLife hereby incorporates by reference herein the information set forth in its press release dated February 16, 2012, a copy of which is attached hereto as Exhibit 99.1. Except as otherwise provided in the press release, the press release speaks only as of the date of such press release and it shall not create any implication that the affairs of CryoLife have continued unchanged since such date.

The press release includes earnings per share guidance that excludes expenses related to business development and potential share repurchases.   The Company has excluded expenses related to business development from its earnings per share guidance because the Company maintains an active business development program that is subject to changes and is currently unable to predict the level of activity during fiscal 2012 if any.  The Company has also excluded the impact of potential share repurchases from its earnings per share guidance because of the difficulty in making accurate predictions with respect to its share repurchase program.  While the Company is currently authorized to repurchase up to $15 million of its common stock through December 31, 2012, of which approximately $12.9 million of its common stock remains available for purchase, any decisions with respect to the share repurchase program will be subject to various factors that are difficult to forecast with accuracy, including the Company’s stock price, whether or not the Company is in possession of material inside information, other potential uses for cash on hand, and general market conditions.

The information provided pursuant to this Item 2.02 is to be considered “furnished” pursuant to Item 2.02 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended, nor shall it be deemed incorporated by reference into any of CryoLife’s reports or filings with the Securities and Exchange Commission, whether made before or after the date hereof, except as expressly set forth by specific reference in such report or filing.

Except for the historical information contained in this report, the statements made by CryoLife are forward-looking statements that involve risks and uncertainties. All such statements are subject to the safe harbor created by the Private Securities Litigation Reform Act of 1995. CryoLife’s future financial performance could differ significantly from the expectations of management and from results expressed or implied in the press release.  Please refer to the last paragraph of the text portion of the press release for further discussion about forward-looking statements. For further information on risk factors, please refer to “Risk Factors” contained in CryoLife’s Form 10-K to be filed on or about February 16, 2012 for the year ended December 31, 2011, as well as in the press release attached as Exhibit 99.1 hereto. CryoLife disclaims any obligation or duty to update or modify these forward-looking statements.

Section 9  Financial Statements and Exhibits.
Item 9.01(d)  Exhibits.

(a) Financial Statements.
Not applicable.

(b) Pro Forma Financial Information.
Not applicable.

(c) Shell Company Transactions.
Not applicable.

(d) Exhibits.

Exhibit Number	Description

99.1*	Press release dated February 16, 2012

* This exhibit is furnished, not filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, CryoLife, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRYOLIFE, INC.

Date: February 16, 2012	By:	/s/ D.A. Lee
	Name:	D. Ashley Lee
	Title:	Executive Vice President, Chief
Operating Officer and Chief
Financial Officer